SEPARATION AGREEMENT
This Separation Agreement (this “Agreement”) is entered as of April 14, 2022 (the “Effective Date”) between Unrivaled Brands, Inc. (“Unrivaled” or the “Company”) and Dallas Imbimbo (“Imbimbo”). Unrivaled and Imbimbo may hereafter be referred to herein, individually, from time to time as a “Party,” and collectively herein from time to time as the “Parties.”
RECITALS
WHEREAS, Imbimbo is a director of Unrivaled, and Unrivaled and Imbimbo are parties to that certain Independent Director Agreement, dated as of July 1, 2021 (the “Independent Director Agreement”).
WHEREAS, Imbimbo is an advisor of Unrivaled, and Unrivaled and Imbimbo are parties to that certain Advisor Agreement dated September 15, 2021 (the “Advisor Agreement”).
WHEREAS, Imbimbo desires to resign as a Director and Advisor of Unrivaled subject to the terms set forth herein.
NOW, THEREFORE, in consideration of the covenants, agreements, representations, and warranties contained in this Agreement, the receipt, sufficiency and adequacy of which is hereby mutually acknowledged by the Parties, and for valid and binding consideration, the Parties hereby memorialize their agreements as follows:
AGREEMENT
1.No Admission of Liability. The Parties mutually acknowledge and agree that the delivery of this Agreement and the consideration provided for in this Agreement shall not be interpreted or construed as any form of admission of liability by any Party hereto, except as otherwise expressly specified herein. The Parties expressly deny all liability to one another except as expressly provided for in this Agreement, which shall govern their separation and any relationship among them going forward from the Effective Date.
2.Consideration. The consideration exchanged by and between the Parties in connection with this Agreement includes the following:
a.Stock Issuance. On the date hereof, one hundred percent (100%) of the restricted common stock issued pursuant the Advisor Agreement (the “Shares”) shall immediately vest.
b.Options. On the date hereof, one hundred percent (100%) of the options to purchase shares of the Company’s common stock issued pursuant to the Independent Director Agreement (the “Option Shares”) shall immediately vest and be exercisable. Such options shall be exerciseable for a period of three (3) years, commencing upon the Effective Date.
c.Cash Compensation. On the date hereof, the Company shall pay Imbimbo the sum of Eighty-Three Thousand Three Hundred Thirty-Three Dollars and Thirty Cents. ($83,333.30).
3.Mutual Releases.
a.Subject to the terms of this Agreement, except as expressly set forth herein, and in exchange for and as a part of the consideration set forth in herein, Imbimbo individually and on behalf of his heirs, executors and administrators hereby fully releases and discharges Unrivaled and its agents, owners, officers, directors, partners, shareholders, employees, subsidiaries, affiliates, successors-in-interest, assigns, representatives, lawyers, counselors, advisors and/or agents, individually and collectively, of and from any and all conceivable known or unknown past, present, or future liabilities, debts, claims, demands for damages, costs, indemnification (except as otherwise provided herein), contribution, or any other thing, of any kind or nature whatsoever (the “Imbimbo Released Claims”), for which Imbimbo has or may have any conceivable known or unknown cause of action, claim, or demand for damages, costs, indemnification (except as otherwise provided herein), or a contribution, whether certain or speculative, fully or partially accrued, inchoate, springing, contingent, questioned or doubtful, which they may have or have had at any time prior hereto, come into existence or which may be brought in the future in connection with any acts or omissions whether known or unknown which have occurred at any time prior to the Effective Date of this Agreement including under the Independent Director Agreement, any claim by Imbimbo for fraud, breach of contract, or wrongful termination by Unrivaled, or any claim for harassment or discrimination, discharge in violation of public policy and/or violation of any state and federal laws, including without limitation, the Age Discrimination In Employment Act as amended, the Older Workers Benefits Protection Act, the Fair Employment And Housing Act, the Americans With Disabilities Act, Title VII Of The Civil Rights Act Of 1964, as amended, the Fair Labor Standards Acts, as amended, the National Labor Relations Act, as amended, the Labor - Management Relations Act, as amended, the Worker Adjustment And Retraining Notification Act Of 1988, as amended, the Rehabilitation Act Of 1973, as amended, the Equal Pay Act, the Pregnancy Discrimination Act, the Employee Retirement Income Security Act Of 1974, as amended, the Family Medical Leave Act Of 1993, the California Family Rights Act, as amended and the California Labor Code. Notwithstanding this Section 2.c.i to the contrary, the Imbimbo Released Claims shall not include any claims that cannot be released as a matter of law, or claims, demands, actions, charges, or complaints arising from Imbimbo’s rights (A) as a shareholder of Unrivaled or any of its parents, subsidiaries, affiliates, predecessors, successors, or assigns, or (B)under that certain Director Indemnification Agreement dated December 16, 2020, by and between Unrivaled and Imbimbo as well as any indemnification rights contained in the corporate by-laws or governing documents of Unrivaled or any of its parents, subsidiaries, affilliates, predecessors, successors, or assigns (collectively, the “Indemnification Agreements”), other than for claims which are not indemnifiable, which shall survive pursuant to and in accordance with the terms of the Indemnification Agreements.
b.Subject to the terms of this Agreement, except as expressly set forth herein, and in exchange for and as a part of the consideration set forth herein, Unrivaled including its subsidiaries, parent entities, and other related entities along with any person or entity claiming by, through or under Unrivaled or its related entities, including without limitation any of its agents, owners, officers, directors, partners, shareholders, employees, subsidiaries, affiliates, successors-in-interest, assigns, representatives, lawyers, counselors, advisors and agents, individually and collectively, hereby fully release and discharge Imbimbo individually and his heirs, executors and/or administrators, representatives, lawyers, counselors, advisors, agents, and any entity in which Imbimbo has ownership in or controls of and from any and all conceivable known or unknown past, present, or future liabilities, debts, claims, demands for damages, costs, indemnification (except as otherwise provided herein), contribution, or any other thing, of any kind or nature whatsoever, for which Unrivaled has or may have any conceivable known or unknown cause of action, claim, or demand for damages, costs, indemnification (except as otherwise provided herein), or any contribution, whether certain or speculative, fully or partially accrued, inchoate, springing, contingent, questioned or doubtful, which Unrivaled may have or has had at any time prior hereto, come into existence or which may be brought in the future in connection with any acts or omissions whether known or unknown which have occurred at any time prior to the Effective Date of this Agreement, including under the Independent Director Agreement, the Advisor Agreement, or in connection with any job duties or functions for or obligations of any type to Unrivaled.
c.The parties acknowledge the existence of and, with respect to the releases hereinabove, expressly waive and relinquish any and all rights and benefits either has or may have under California Civil Code, Section 1542, which provides:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”
1.Prior Agreements. The Parties hereby agree that upon the issuance of the consideration set forth in Section 2 to Imbimbo, the Independent Director Agreement and the Advisor Agreement shall be terminated and of no further force or effect. Imbimbo acknowledges and affirms that, upon receipt of the consideration set forth in Section 2, he has been paid all amounts due to him through the Effective Date hereof under the Independent Director Agreement and the Advisor Agreement and any prior similar agreement between him and Unrivaled and waives any rights he may have to any additional payments under any such agreements except as set forth herein and in the Indemnification Agreements.
2.Resignation. Upon full execution of this Agreement by all Parties hereto, Imbimbo hereby resigns as a director of Unrivaled effective immediately.
3.Representations.
a.Imbimbo acknowledges and affirms that neither he nor his heirs, executors and/or administrators, representatives, lawyers, counselors, advisors and/or agents have knowledge of any pending or threatened action, demand, suit, claim or proceeding, or any inquiry, hearing, or investigation that could lead to the institution of any action, demand, suit, claim or proceeding, whether civil, criminal, administrative, investigative, or otherwise, against Unrivaled or its agents, owners, officers, directors, partners, shareholders, employees, subsidiaries, affiliates, successors-in-interest, assigns, representatives, lawyers, counselors, advisors and/or agents that has not been disclosed to Unrivaled in writing.
b.Unrivaled acknowledges and affirms that neither it nor its parent, subsidiary, and related entities or their current or past representatives, lawyers, counselors, employees, officers, directors, shareholders, principals, advisors, agents, or related parties have knowledge of any pending or threatened action, demand, suit, claim or proceeding, or any inquiry, hearing, or investigation that could lead to the institution of any action, demand, suit, claim or proceeding, whether civil, criminal, administrative, investigative, or otherwise, against Imbimbo or his heirs, executors, administrators or related persons or entities that has not been disclosed to Imbimbo in writing.
c.Unrivaled represents and warrants that the Shares and the Option Shares (i) have been duly authorized and, when issued by Unrivaled and delivered to Imbimbo in accordance with this Agreement, in the case of the Shares, or the terms of the options, as modified by this Agreement, in the case of the Option Shares, will be validly issued, will be outstanding as fully paid and non-assessable shares of Common Stock of Unrivaled, and will be free from all liens, claims, charges, encumbrances and other rights and restrictions, (ii) were issued in compliance with all applicable laws, (iii) are freely tradable securities without restriction on transfer under securities laws or otherwise, and (iv) duly approved by the board of directors of Unrivaled for purposes of Rule 16b-3(d)(1) under the Securities Exchange Act of 1934, as amended.
d.Each Party further warrants and represents to the other Party that:
a.Each has had the opportunity to consult and discuss fully with counsel of their choosing this Agreement including the meaning and effect of the above waivers and releases, are aware that either may hereafter discover facts different from or in addition to those which either now knows or believes to be true with respect to the matters released above, and agree that the releases so given shall be and remain in effect as a full and complete release of the respective claims and other matters, notwithstanding any such different or additional facts;

a.that each has full and complete authority and capacity to enter into this Agreement including on behalf of all entities and persons affected by this Agreement and the releases, waivers, and other matters contained herein; and
b.that each has had the opportunity to and has actively participated in the drafting and construction of his Agreement, and the provisions of this Agreement shall not be construed against or in favor of any Party hereto.
i.All warranties and representations shall survive the execution and implementation of this Agreement.
c.No Assignment. The Parties warrant and represent that neither they, nor anyone on their behalf, previously assigned or transferred or purported to assign or transfer, or will in the future assign or transfer or purport to assign or transfer, to any person or entity not a party to this Agreement any claims released by this Agreement.
d.Confidentiality. Except as otherwise required by applicable law, rule or regulation, the content of this Agreement, and of the Parties’ discussions and negotiations pertaining to it, are confidential, meaning that the Parties will not disclose or knowingly allow to be disclosed any information concerning this Agreement and its performance to anyone, except that the Agreement and any details relating hereto may be disclosed by the Parties to their respective attorneys, spouses, accountants, and, as required, to governmental authorities for legally valid purposes. Further, to the extent required by applicable law, rule or regulation, this Agreement or portions hereof may be included as an attachment to or portion of any required public filing by Unrivaled, and/or may be referenced in any relevant public filings by its title, date and party and signatory names.
e.Non-Disparagement. The Parties agree that no Party shall disparage another to clients, customers or other third parties, or otherwise make statements or take actions that would place the other Party in a negative light, which includes refraining from defaming, libeling, disparaging or otherwise making statements which would place any Party in a negative light, without limitation, in any public forum including newspaper, magazine, periodical, book, television broadcast, motion picture, videotape, film, play, interview, weblog, chat rooms, e-mails or other medium associated with the world wide web and/or internet or any other means of public expression, and to any person or entity (whether done anonymously or not), and that the remedy for any alleged violation of this provision shall be an application for injunctive relief in a court of competent jurisdiction, with respect to which the Parties agree to waive any and all bonding requirements that might otherwise apply. Unrivaled agrees that it shall provide Imbimbo with a copy of any proposed written statement involving Imbimbo or this Agreement three business days prior to its publication and will: (i) provide an opportunity for Imbimbo and his counsel to comment on such statement; and (ii) accept any reasonable revisions. Nothing in this

Agreement prevents Imbimbo from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Imbimbo has reason to believe is unlawful.
f.Miscellaneous Provisions.
i.This Agreement is the entire agreement of the Parties relating to the subject matters addressed herein, meaning that any prior understandings, representations or statements, oral, written or implied, concerning such subject matters are expressly superseded, eliminated and replaced by this Agreement such that this Agreement embodies the full and final understandings and obligations of the Parties with respect to each other going forward from the Effective Date.
ii.This Agreement shall be governed by and construed according to California law. The Parties agree that any claim or dispute arising from this Agreement must be resolved by the federal or state courts located in Orange County, California, and no other.
iii.If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, in whole or in part, the remainder shall remain in effect and the stricken provision (or portion thereof) shall be replaced, to the extent possible, with an enforceable provision as similar in tenor as legally permissible.
iv.This Agreement can only be amended in a writing signed by all of the Parties hereto, or by the successors to such Parties, and which expressly identifies itself as an amendment to or modification of this Agreement.
v.This Agreement shall inure to the benefit of and be binding on the heirs, executors, administrators, legal successors and assigns of the Parties hereto.
vi.This Agreement, together with any exhibits, attachments, and/or schedules hereto, may be signed in counterparts with signatures compiled using the signature pages hereof, and delivered by email to the other Parties, and each such signed and transmitted Agreement which includes all specified signatures shall be deemed an original instrument and shall each constitute a true and complete copy of the entire Agreement.
vii.Each party shall bear its/his own costs with respect to the drafting, negotiation and execution of this Agreement.
viii.In any action or proceeding arising from or related to this Agreement, the prevailing party shall be entitled to apply for an award of reasonable attorneys’ fees and costs in any such action.
ix.This Agreement is the result of negotiations between the Parties. Any ambiguity shall not be construed against either side on the basis of such side having drafted, prepared, suggested or reviewed the language of any provision.
x.The Parties acknowledge they have read and understood this Agreement, in its entirety, and voluntarily enter this Agreement of their own free will, without duress or undue influence by any non-party or party to this Agreement.
xi.Subject to the terms and conditions of this Agreement, each of the Parties shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable, under applicable law or otherwise, to fulfill its obligations under this Agreement and to consummate the transactions contemplated hereby.
xii.Notices: Notices required or permitted under this Agreement shall be sent by the party issuing the notice as follows, and shall be deemed received by the recipient upon actual receipt:

1.If to Imbimbo:
By Certified U.S. Mail, recognized national overnight delivery service, or hand delivery to:
Dallas Imbimbo
17595 Harvard Avenue C552
Irvine, CA 92614
With a courtesy, non-notice copy by email to: drimbimbo@gmail.com
1.If to Unrivaled:
By Certified U.S. Mail, recognized national overnight delivery service, or hand delivery to:
Unrivaled Brands, Inc. 3242 S. Halladay St. Ste. 202 Santa Ana, CA 92715 Attn: CEO

With a courtesy, non-notice copy by email to: Erika Rasch, CLO (erika@unrivaledbrands.com)
[signature page follows]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

UNRIVALED BRANDS, INC.
By: ____________________________
Name: Tiffany Davis
Title: Chief Executive Officer

____________________________ Dallas Imbimbo